EXHIBIT 32

In connection with the quarterly report of Strongbow Resources Inc., (the “Company”) on Form 10-Q for the fiscal quarter ended November 30, 2008 as filed with the Securities Exchange Commission on the date hereof (the “Report”), I, Darren Hayes, the President and Principal Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: January 14, 2009	STRONGBOW RESOURCES INC

	By:	/s/ DARREN HAYES
Darren Hayes,
President and Principal Executive Officer

In connection with the quarterly report of Strongbow Resources Inc., (the “Company”) on Form 10-Q for the fiscal quarter ended November 30, 2008 as filed with the Securities Exchange Commission on the date hereof (the “Report”), I, Herbert Schmidt, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(3)

The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(4)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: January 14, 2009	STRONGBOW RESOURCES INC

	By:	/s/ HERBERT SCHMIDT
Herbert Schmidt,
Principal Financial and Accounting Officer